Exhibit 99.1

XOMA Royalty and LAVA Therapeutics Announce Amendment to Purchase Agreement

- Amendment includes finalized cash amount and updated CVR terms for tender offer

- LAVA announces new date for extraordinary general meeting of shareholders

EMERYVILLE, Calif., UTRECHT, The Netherlands, and PHILADELPHIA, Penn, – October 17, 2025, (GLOBE NEWSWIRE) – XOMA Royalty Corporation (“XOMA Royalty”) (Nasdaq: XOMA) and LAVA Therapeutics N.V. (“LAVA”) (Nasdaq: LVTX) today announced that they have reached an agreement to amend their previously announced definitive share purchase agreement (the “Purchase Agreement,” and such amendment, the “Amendment”).

Under the Amendment, LAVA shareholders who tender their shares will now receive (i) an initial cash amount per share of $1.04 (the “Cash Amount,” as compared to the range between $1.16 and $1.24 that was originally agreed), plus (ii) a non-transferable contingent value right (“CVR”) per share representing the right to receive certain cash payments, including (A) the previously announced rights to receive, among other things, 75% of the net proceeds related to LAVA’s two partnered assets plus 75% of any net proceeds from any out license or sale of LAVA’s unpartnered programs, plus (B) a new right to receive up to approximately $0.23 per CVR depending on the final determination after closing of certain potential liabilities (the “Offer”). In addition, LAVA and XOMA Royalty have agreed to amend LAVA’s minimum net-cash closing condition to be $24.5 million, compared to the previous minimum net-cash closing condition of $31.5 million. LAVA and XOMA Royalty are entering into the Amendment in light of their current understanding of potential liabilities, associated expenses, and the most recent estimates of LAVA’s expected cash balance at closing. LAVA will be filing the Amendment, including the amended form of CVR, on a Current Report on Form 8-K.

The Offer, which was previously scheduled to expire one minute after 11:59 p.m. Eastern Time on October 17, 2025, has been extended until one minute after 11:59 p.m. Eastern Time on November 12, 2025, unless the Offer is further extended or earlier terminated. The proposed acquisition is expected to close in the fourth quarter of 2025, subject to customary closing conditions.

LAVA shareholders who previously have tendered their shares do not need to re-tender their shares or take any other action in response to the extension of the Offer. LAVA shareholders have signed support agreements to tender their shares in the Offer prior to the expiration date and support the Offer.

The closing of the Offer is subject to certain conditions, including the tender of LAVA common shares representing at least 80% (or, in certain cases, 75%) of LAVA’s issued and outstanding shares, the condition that certain resolutions are adopted by LAVA’s shareholders meeting, a minimum net-cash balance at closing, and other customary closing conditions. Following a subsequent offering period, LAVA will undergo a corporate reorganization designed to result in XOMA Royalty acquiring 100% of the shares in LAVA’s successor and all then-remaining LAVA shareholders (other than XOMA Royalty) receiving the same cash and non-transferable contingent value right consideration per share as is provided in the Offer, subject to applicable withholding taxes.

LAVA intends to reconvene the Extraordinary General Meeting of Shareholders to approve matters related to the transactions between LAVA and XOMA Royalty including the resolutions mentioned above (the “EGM”) to 2:00 p.m. (Central European Summer Time) on November 7, 2025 at the offices of NautaDutilh N.V., located at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. The EGM was previously scheduled to occur on September 30, 2025. LAVA will file a revised definitive proxy statement related to the reconvened EGM.

About XOMA Royalty Corporation

XOMA Royalty is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA Royalty acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. XOMA Royalty has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about XOMA Royalty and its portfolio, please visit www.xoma.com or follow XOMA Royalty Corporation on LinkedIn.

About LAVA Therapeutics

LAVA Therapeutics N.V. is a biopharmaceutical company that has developed several clinical-stage bispecific gamma delta T cell engagers using its proprietary Gammabody® platform, including JNJ-89853413, targeting CD33 and hematologic cancers (NCT06618001), partnered with Johnson & Johnson, and PF-08046052, targeting EGFR and solid tumors (NCT05983133), partnered with Pfizer, Inc. For more information on LAVA, please visit www.lavatherapeutics.com.

Gammabody® is a registered trademark of LAVA Therapeutics N.V.

XOMA Royalty Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements, including statements regarding the expected timing and ability to satisfy the conditions required to close the Offer, the transactions related to the Purchase Agreement and Amendment, the ability of XOMA Royalty to monetize LAVA’s programs for the benefit of XOMA Royalty and LAVA shareholders, the ability of XOMA Royalty to obtain a final determination of any potential liabilities after closing, and the ability to achieve any dispositions within the disposition period under the CVR, including the new form thereto. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “approximately,” “look to,” “plan,” “expect,” “may,” “will,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA Royalty’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks including the risk that XOMA Royalty does not achieve the anticipated benefits from LAVA’s two partnered assets or the potential out license or sale of LAVA’s unpartnered programs, the risk that XOMA Royalty is unable to enter into dispositions related to the LAVA programs, the risk that XOMA Royalty is unable to obtain a timely or satisfactory final determination of any potential liabilities after closing, and risks that the conditions to the closing the transaction in the Purchase Agreement and Amendment are not satisfied. Other potential risks to XOMA Royalty meeting these expectations are described in more detail in XOMA Royalty’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Any forward-looking statement in this press release represents XOMA Royalty’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA Royalty disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

LAVA’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “could”, “will”, “may”, “expect”, “should”, “plan”, “intend”, “estimate”, “potential”, “suggests”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on LAVA’s expectations and assumptions as of the date of this press release and are subject to various risks and uncertainties that may cause actual results to differ materially from these forward-looking statements. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the transactions may not be completed in a timely manner, or at all, which may adversely affect LAVA’s business and the price of its ordinary shares; the delay or failure of the conditions of the Offer to be satisfied (or waived), including insufficient ordinary shares of LAVA being tendered in the Offer; the possibility that competing offers will be made; significant costs associated with the transactions; the risk that any shareholder or other litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement, including new form thereof, may not result in any value to LAVA’s shareholders, including payments related to the resolution of certain potential liabilities; the possibility that prior to the completion of the transactions, LAVA’s or XOMA Royalty’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of LAVA’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors or business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; as well as potential adverse effects on LAVA’s business condition and results from general economic and market conditions and overall fluctuations in the United States and international equity markets, including as a result of inflation, heightened interest rates, recent and potential future pandemics and other health crises, and hostilities, including the Russian invasion of Ukraine and the conflict in the Middle East. These and other risks are described in greater detail under the caption “Risk Factors” in LAVA’s most recent Annual Report on Form 10-K and other filings LAVA makes with the U.S. Securities and Exchange Commission (the “SEC”). LAVA assumes no obligation to update any forward-looking statements contained herein whether as a result of any new information, future events, change in expectations or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The description contained in this press release is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of LAVA’s ordinary shares. The tender offer for LAVA’s outstanding ordinary shares described in this report has been extended until one minute after 11:59 p.m. Eastern time on November 12, 2025, unless the Offer is further extended or earlier terminated. XOMA Royalty will file an amendment to its Tender Offer Statement on Schedule TO with the SEC. LAVA will file an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the Offer. LAVA will file an amended definitive proxy statement in connection with the reconvened EGM at which LAVA’s shareholders will be requested to vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions. LAVA plans to file and send a revised proxy statement and proxy card to each shareholder entitled to vote at the reconvened EGM.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE EXTRAORDINARY GENERAL MEETING AND THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES (INCLUDING THE TERMS AND CONDITIONS OF THE OFFER) OR MAKING ANY VOTING DECISION FOR THE EXTRAORDINARY GENERAL MEETING.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which is named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by LAVA under the “SEC Filings” subsection of the “Financials & Filings” section of LAVA’s website at https://ir.lavatherapeutics.com or by accessing the Investor Relations sections of XOMA Royalty’s website at https://www.investors.xoma.com.

Participants in the Solicitation

LAVA, its directors and executive officers, and other members of its management and employees, as well as XOMA Royalty and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from LAVA’s shareholders in connection with the EGM Proposals. Information about LAVA’s directors and executive officers and their ownership of LAVA shares is set forth in the proxy statement for LAVA’s 2025 annual general meeting of shareholders, which was filed with the SEC on April 28, 2025. Information about XOMA Royalty’s directors and executive officers is set forth in the proxy statement for XOMA Royalty’s 2025 annual meeting of shareholders, which was filed with the SEC on April 15, 2025. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of LAVA’s directors and executive officers in the transactions, which may be different than those of LAVA’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transactions which have been or will be filed with the SEC.

XOMA Royalty Investor Contact	XOMA Royalty Media Contact
Juliane Snowden	Kathy Vincent
XOMA Royalty Corporation	KV Consulting & Management
+1 646-438-9754	kathy@kathyvincent.com
juliane.snowden@xoma.com

LAVA Therapeutics Investor Contact

Fred Powell

LAVA Therapeutics

+1 800-311-6892

ir@lavatherapeutics.com